EXHIBIT 99.2

\*/ DETACH PROXY CARD HERE \*/

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FIRST COMMUNITY BANCORP

The undersigned hereby appoints VICTOR R. SANTORO, MICHAEL L. THOMPSON and JARED M. WOLFF, or any of them, with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in First Community Bancorp at the Special Meeting of Shareholders to be held on September 27, 2006 (the “Special Meeting”) and at any postponements or adjournments thereof upon the matters listed below.

The Board of Directors recommends a vote FOR each of the proposals listed below.

(Continued, and to be marked, dated and signed, on the other side)

\*/ DETACH PROXY CARD HERE \*/

FIRST COMMUNITY BANCORP

PROXY	SOLICITED BY THE BOARD OF DIRECTORS

1. To approve an amendment to Section 2.1 of First Community’s bylaws, more fully described in the Joint Proxy Statement-Prospectus of First Community dated , 2006.	☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To approve an adjournment or postponement of the Special Meeting if necessary to solicit additional proxies.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated: , 2006

Signature(s)

Number of Shares
I (We) will ☐ will not ☐ attend the Special Meeting in person.

UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF ITEMS 1 AND 2 AND OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.

Please sign exactly as name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.

Please Detach Here

\*/ You Must Detach This Portion of the Proxy Card \*/

Before Returning it in the Enclosed Envelope